Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Registration Statement on Form S-4 of Viisage Technology, Inc. of our reports dated February 8, 2006 and January 30, 2006 relating to the financial statements of SecuriMetrics Inc. as of and for the year ending December 31, 2003, and as of and for the years ended December 31, 2004 and December 31, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    RINA Accountancy Corporation

RINA Accountancy Corporation

Certified Public Accountants

Walnut Creek, California

July 6, 2006